UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934



        Date of Report (Date of earliest event reported) October 1, 1996


                       Transworld Telecommunications, Inc.
             (Exact name of registrant as specified in its charter)




Pennsylvania                          33-20252-NY            52-1546434
(State or other jurisdiction          (Commission File     (IRS Employer
of incorporation)                     Number)               Identification No.)


            102 West 500 South, Suite 320, Salt Lake City, Utah 84101
               (Address of principal executive offices) (Zip Code)



        Registrant's telephone number, including area code (801) 328-5618



                                                        N/A
             (Former name or former address,  if changed since last report.)

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Item 5.  Other Matters.

         On September 25, 1996, the Company received notice that a request for arbitration had been filed against it in connection with a contract to which the Company is a party. The arbitration proceeding is more particularly described in the press release of the Company dated September 27, 1996, a copy of which is attached as Exhibit "A", and which is incorporated herein by this reference.

Item 7.  Financial Statements and Exhibits.

         (a) Exhibits. Exhibit "A" is the Press Release of the Company Dated September 27, 1996.

         (b)      Financial Statements.  N/A.

         Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      TRANSWORLD TELECOMMUNICATIONS, INC.



By:           /s/ E. Andrew Lowe
              -------------------------------------------------------
              E. Andrew Lowe, Vice President
Dated:        October 1, 1996



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                                                     EXHIBIT A

                                        Transworld Telecommunications, Inc.
                                         September 27, 1996 Press Release

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                Pacific Telesis Group Files Arbitration Proceeding
                 Against Transworld Telecommunications, Inc.,
                    Le Groupe Videotron Ltee and Other Parties

FOR IMMEDIATE RELEASE

Salt Lake City, Utah, September 27, 1995. . . .

Transworld Telecommunications, Inc., (OTC: TTIW) announced today that Pacific Telesis Group and certain of its affiliates (collectively, "PTG") have filed an arbitration proceeding in San Francisco, California, with respect to the definitive agreement that the Company, PTG and other parties executed in November of 1995. Under the terms of the PTG Agreement, PTG had agreed to acquire all of the stock of Wireless Holdings, Inc. ("WHI") and Videotron (Bay
Area), Inc. ("VBAI"). The Company owns 50% of the outstanding stock of WHI and 20% of the outstanding stock of VBAI. Under the terms of the PTG Agreement, PTG's transaction with the Company was intended to be a tax-free reorganization, pursuant to which the Company's shareholders would receive shares of PTG common stock in exchange for their Company stock.

The arbitration proceeding was filed against the Company and F. Lorenzo Crutchfield, Jr., and Lance V. D'Ambrosio, officers and directors of the Company. It also named WHI, VBAI and Videotron USA, Inc. and certain of its affiliates (collectively, "Videotron"). Videotron owns all of the outstanding stock of WHI and VBAI not held by the Company.

In its arbitration filing, PTG alleges that the Company has breached its obligations under the PTG Agreement. The arbitration filing requests a declaration that the Company and the other respondents be ordered to complete the transactions contemplated by the PTG Agreement. The filing also requests damages, interest and attorneys fees.

The Company believes that the arbitration proceeding is premature, and that it has substantial defenses to each of the claims set forth in the arbitration filing. The Company intends to defend the action vigorously.

The Company is based in Salt Lake City, Utah and is an owner, operator and developer of wireless cable televisions systems in the United States. The Company owns 50% of WHI, which owns wireless cable assets and leases in San Francisco/San Jose, San Diego and Victorville, California; Greenville, South
Carolina, and an operating system in Spokane, Washington. In addition, the Company owns 20% of VBAI, which owns an operating wireless cable television system in Tampa, Florida. Wireless cable television service competes with traditional hard-wired cable systems and transmits satellite television channels to a small receiving antenna at subscriber locations via super- high frequencies. The Company is a public company, and its common stock trades on the over-the-counter market under the symbol TTIW.

For Information:                    Andrew Lowe            801-328-5618

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